                                                                      EXHIBIT 99

                McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                       SUPPLEMENTARY FINANCIAL INFORMATION
            PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                                  Year Ended
                                                                 December 31,
                                                                     2002
                                                                -------------
                                                                 (Unaudited)
                                                                (In thousands)
                   ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
     INVESTEES AT EQUITY
     Head Office (Parent Company)                                $  (204,271)
     Subsidiaries and Affiliates                                          --
     Eliminations/Other                                              215,815
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $    11,544
                                                                 ===========

RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES
     PAYABLE TO SUBSIDIARIES
     Head Office (Parent Company)                                $   171,350
     Eliminations/Other                                             (171,350)
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $        --
                                                                 ===========

     ARTICLE 30

(c)- OPERATING EXPENSES BY SEGMENT
     Power Generation Systems                                    $    49,706
     Marine Construction Services                                  1,310,667
     Government Operations                                           519,227
     Eliminations                                                        (68)
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $ 1,879,532
                                                                 ===========

RULE #40 - OPERATING REVENUES
     Head Office (Parent Company)                                $        --
     Subsidiaries and Affiliates                                   1,748,681
     Eliminations/Other                                                   --
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $ 1,748,681
                                                                 ===========

                                                                       Continued


                                                                  Year Ended
                                                                 December 31,
                                                                    2002
                                                                -------------
                                                                  (Unaudited)
                                                                (In thousands)
     ARTICLE 30 - Continued
RULE #41 - OPERATING EXPENSES
     Head Office (Parent Company)                                $    17,356
     Subsidiaries and Affiliates                                   2,432,777
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $ 2,450,133

                                                                 ===========
RULE #43 - DIVIDENDS RECEIVED
     Head Office (Parent Company)
     from Subsidiaries and Affiliates                            $   100,000
     Subsidiaries and Affiliates
     from Other Corporations                                          34,848
     Eliminations/Other                                             (100,000)
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $    34,848
                                                                 ===========

RULE #44 - INTEREST INCOME
     Head Office (Parent Company):
     from Subsidiaries and Affiliates                            $       787
     from Other Corporations                                             816
     Subsidiaries and Affiliates
     from Other Corporations                                           7,744
     Eliminations                                                       (787)
                                                                 -----------
         McDERMOTT INTERNATIONAL, INC                            $     8,560
                                                                 ===========

RULE #46 - OTHER MISCELLANEOUS REVENUES
     Amortization of Tax Assets                                  $    (3,216)
     Minority Interest Expense                                        (2,459)
     Other Items - Net                                                 1,235
                                                                 -----------
       McDERMOTT INTERNATIONAL, INC                              $    (4,440)
                                                                 ===========

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
     Balance at December 31, 2001                                $    20,995
     Equity Income                                                    27,692
     Dividends Received                                              (34,848)
     Other Changes                                                    (2,295)
                                                                 -----------
     Balance at December 31, 2002                                $    11,544
                                                                 ===========